NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares of

CROW POINT GLOBAL DIVIDEND PLUS FUND

Tendered Pursuant to the Offer to Purchase

Dated October 4, 2016

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY GEMINI FUND SERVICES, LLC EITHER BY, THE END

OF THE DAY ON OCTOBER 31, 2016, AT 12:00 MIDNIGHT, EASTERN TIME, UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

Crow Point Global Dividend Plus Fund

c/o Gemini Fund Services, LLC

17605 Wright Street, Suite 2

Omaha, Nebraska 68130

Attn: Tender Offer Administrator

Fax: 1-402-963-9094

For additional information:

Phone: 1-855-282-1100

To assure good delivery, please send this Notice of Withdrawal to Gemini Fund Services, LLC and not to your broker or dealer or financial advisor.

Complete this form only if you would like to rescind your previous tender request.

You are responsible for confirming that this Notice is received by Gemini Fund Services, LLC. To assure good delivery, please send this page to Gemini Fund Services, LLC and not to your broker or dealer or financial advisor. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

CROW POINT GLOBAL DIVIDEND PLUS FUND

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of beneficial interest (“Shares”) in the Crow Point Global Dividend Plus Fund (the “Fund”), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________________.

This tender was in the amount of:

[     ] Entire Shares.

[     ] Portion of Shares expressed as a specific dollar value. $___________

[     ] Portion of Shares in excess of the Required Minimum Balance.

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, Shares of the Fund (or portion of Shares) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

Signature(s):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:
Signature:		Day	Month	Year
(Signature of Owner Exactly as Appeared on Investor Certification)
Print Name of Investor:

Joint Tenant Signature:		Day	Month	Year
1

(If joint tenants, both must sign.)	(Signature of Owner Exactly as Appeared on Investor Certification)
Print Name of Joint Tenant:

2

Part 4. Signature(s) (continued):

FOR OTHER INVESTORS:
Print Name of Investor:
Signature:		Day	Month	Year
(Signature Exactly as Appeared on Investor Certification)
Print Name of Signatory
and Title:
Co-Signatory if necessary:		Day	Month	Year
(Signature Exactly as Appeared on Investor Certification)
Print Name of Co-Signatory
and Title:

3